Credit Suisse, Asset Finance Group

HE6

All records

1. Summary

Total Number of Loans: 5,349
Total Loan Balance: 882,748,663.30
Average Loan Balance: 165,030.60
WA Combined Original LTV (w/o Silent Sec): 99.91
WAC: 8.700
WA Rem Term: 357
Fixed Rate: 21.62
IOs: 17.82
MH: 0.00
1st Lien: 100.00
% Owner Occupied: 88.29
% Full Doc: 65.11
% Cash Out: 31.46
% Purchase: 64.35

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2. Summary

% Portfolio with Silent Second: 0.00
Balance with Silent Second: 0.00
Number of Loans with Silent Second: 0
Combined Loan to Value Ratio: 99.91
California %: 3.27
% with Prepay: 73.04

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3. Mortgage Rate

Mortgage Rate	Balance	% Balance
5.500 - 5.999	3,081,265.35	0.3
6.000 - 6.499	21,411,766.23	2.1
6.500 - 6.999	89,449,185.91	8.76
7.000 - 7.499	113,259,973.19	11.09
7.500 - 7.999	190,124,732.93	18.62
8.000 - 8.499	131,426,009.93	12.87
8.500 - 8.999	158,656,717.16	15.54
9.000 - 9.499	82,421,803.95	8.07
9.500 - 9.999	96,070,510.63	9.41
10.000 - 10.499	57,611,000.42	5.64
10.500 - 10.999	42,264,394.10	4.14
11.000 - 11.499	12,395,130.30	1.21
11.500 - 11.999	11,634,843.41	1.14
12.000 - 12.499	6,836,392.46	0.67
12.500 - 12.999	3,964,419.04	0.39
13.000 - 13.499	292,719.74	0.03
Total:	1,020,900,864.75	100

4. Margin (ARM Loans)

Margin (ARM Loans)	Balance	% Balance
2.501 - 3.000	617,511.59	0.08
3.001 - 3.500	1,658,252.95	0.21
3.501 - 4.000	2,015,027.44	0.25
4.001 - 4.500	50,521,835.51	6.37
4.501 - 5.000	35,244,609.91	4.45
5.001 - 5.500	48,811,758.33	6.16
5.501 - 6.000	405,737,299.59	51.18
6.001 - 6.500	74,992,646.45	9.46
6.501 - 7.000	57,668,232.72	7.27
7.001 - 7.500	42,956,439.58	5.42
7.501 - 8.000	52,038,596.96	6.56
8.001 - 8.500	17,448,566.22	2.2
8.501 - 9.000	2,441,683.72	0.31
9.001 - 9.500	417,956.57	0.05
9.501 - 10.000	152,919.62	0.02
Total:	792,723,337.16	100

5. Floor (ARM Loans)

Floor (ARM Loans)	Balance	% Balance
5.001 - 5.500	368,000.00	0.05
5.501 - 6.000	3,516,926.48	0.44
6.001 - 6.500	23,243,656.02	2.93
6.501 - 7.000	70,603,880.42	8.91
7.001 - 7.500	91,796,730.15	11.58
7.501 - 8.000	131,713,295.43	16.62
8.001 - 8.500	110,429,076.92	13.93
8.501 - 9.000	124,654,300.47	15.72
9.001 - 9.500	63,124,111.20	7.96
9.501 - 10.000	78,584,012.31	9.91
10.001 - 10.500	48,962,438.21	6.18
10.501 - 11.000	32,487,878.13	4.1
11.001 - 11.500	7,329,447.88	0.92
11.501 - 12.000	4,391,290.85	0.55
12.001 - 12.500	803,126.45	0.1
12.501 - 13.000	715,166.24	0.09
Total:	792,723,337.16	100

6. Ceiling (ARM Loans)

Ceiling (ARM Loans)	Balance	% Balance
11.001 - 11.500	617,182.88	0.08
11.501 - 12.000	1,582,163.87	0.2
12.001 - 12.500	8,741,644.89	1.1
12.501 - 13.000	33,375,087.65	4.21
13.001 - 13.500	60,944,465.03	7.69
13.501 - 14.000	99,500,161.86	12.55
14.001 - 14.500	92,145,881.52	11.62
14.501 - 15.000	129,253,974.76	16.31
15.001 - 15.500	94,772,304.19	11.96
15.501 - 16.000	108,665,543.29	13.71
16.001 - 16.500	52,563,819.11	6.63
16.501 - 17.000	57,236,786.07	7.22
17.001 - 17.500	34,713,965.45	4.38
17.501 - 18.000	16,193,368.99	2.04
18.001 - 18.500	1,488,978.56	0.19
18.501 - 19.000	859,663.84	0.11
19.001 - 19.500	68,345.20	0.01
Total:	792,723,337.16	100
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7. Initial Cap (ARM Loans)

Initial Cap (ARM Loans)	Balance	% Balance
1.5	656,430.11	0.08
2	380,981,245.65	48.06
3	411,085,661.40	51.86
Total:	792,723,337.16	100

8. Periodic Cap (ARM Loans)

Periodic Cap (ARM Loans)	Balance	% Balance
1	381,628,827.85	48.14
1.5	410,414,779.07	51.77
3	679,730.24	0.09
Total:	792,723,337.16	100

9. Combined original loan to value (without silent second)

Combined original loan to value (without silent second)	Balance	% Balance
15.01 - 20.00	318,884.09	0.03
20.01 - 25.00	357,128.77	0.03
25.01 - 30.00	1,534,893.61	0.15
30.01 - 35.00	1,163,193.03	0.11
35.01 - 40.00	2,715,523.34	0.27
40.01 - 45.00	2,652,214.79	0.26
45.01 - 50.00	3,675,572.09	0.36
50.01 - 55.00	6,379,814.75	0.62
55.01 - 60.00	12,140,966.17	1.19
60.01 - 65.00	37,526,442.30	3.68
65.01 - 70.00	56,195,888.72	5.5
70.01 - 75.00	64,543,199.36	6.32
75.01 - 80.00	397,166,396.72	38.9
80.01 - 85.00	87,268,663.76	8.55
85.01 - 90.00	148,582,348.06	14.55
90.01 - 95.00	115,436,001.29	11.31
95.01 - 100.00	83,243,733.90	8.15
Total:	1,020,900,864.75	100

10. Credit Score

Credit Score	Balance	% Balance
1 - 500	2,919,203.12	0.29
501 - 520	77,469,343.21	7.59
521 - 540	85,525,687.87	8.38
541 - 560	71,900,062.73	7.04
561 - 580	45,300,592.69	4.44
581 - 600	109,623,239.94	10.74
601 - 620	143,002,106.35	14.01
621 - 640	172,546,815.69	16.9
641 - 660	126,298,778.66	12.37
661 - 680	73,476,181.42	7.2
681 - 700	43,753,413.49	4.29
701 - 720	24,104,556.82	2.36
721 - 740	19,027,692.28	1.86
741 - 760	10,711,718.82	1.05
761 >=	15,241,471.66	1.49
Total:	1,020,900,864.75	100

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11. DTI

DTI	Balance	% Balance
0.01 - 11.00	5,140,681.13	0.5
11.01 - 16.00	6,098,789.00	0.6
16.01 - 21.00	16,266,108.16	1.59
21.01 - 26.00	28,699,345.91	2.81
26.01 - 31.00	58,682,580.02	5.75
31.01 - 36.00	92,418,004.82	9.05
36.01 - 41.00	149,215,318.66	14.62
41.01 - 46.00	257,993,149.77	25.27
46.01 - 51.00	355,262,758.07	34.8
51.01 - 56.00	51,124,129.21	5.01
Total:	1,020,900,864.75	100

12. Original Principal Balance

Original Principal Balance	Balance	% Balance
<= 49,999	2,141,316.14	0.21
50,000 - 99,999	82,995,060.61	8.13
100,000 - 149,999	155,978,049.30	15.28
150,000 - 199,999	148,820,703.69	14.58
200,000 - 249,999	132,306,430.17	12.96
250,000 - 299,999	104,684,066.82	10.25
300,000 - 349,999	89,424,917.47	8.76
350,000 - 399,999	70,513,936.08	6.91
400,000 - 449,999	65,488,903.75	6.41
450,000 - 499,999	56,534,780.20	5.54
500,000 - 549,999	35,135,678.00	3.44
550,000 - 599,999	27,426,114.33	2.69
600,000 - 649,999	16,910,325.80	1.66
650,000 - 699,999	11,948,396.70	1.17
700,000 - 749,999	2,881,235.09	0.28
750,000 - 799,999	2,305,739.12	0.23
800,000 - 849,999	1,647,393.21	0.16
850,000 >=	13,757,818.27	1.35
Total:	1,020,900,864.75	100

13. Loan Purpose

Loan Purpose	Balance	% Balance
Purchase	373,800,410.77	36.61
Refinance - Cash Out	531,319,736.41	52.04
Refinance - Rate/Term	115,780,717.57	11.34
Total:	1,020,900,864.75	100

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14. Product Type

Product Type	Balance	% Balance
ARM	792,723,337.16	77.65
Fixed	228,177,527.59	22.35
Total:	1,020,900,864.75	100

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15. Interest Only Term

Interest Only Term	Balance	% Balance
0	922,066,510.24	90.32
24	108,799.99	0.01
60	98,725,554.52	9.67
Total:	1,020,900,864.75	100

16. Loan Type

Loan Type	Balance	% Balance
ARM - 2/28	310,855,864.77	30.45
ARM - 2/28 - 2Yr IO	108,799.99	0.01
ARM - 2/28 - 40Yr Balloon	189,427,275.42	18.55
ARM - 2/28 - 40Yr Dual	69,859,178.32	6.84
ARM - 2/28 - 5Yr IO	57,606,640.92	5.64
ARM - 3/12	63,685.31	0.01
ARM - 3/17 - 5Yr IO	662,499.99	0.06
ARM - 3/27	93,183,028.73	9.13
ARM - 3/27 - 40Yr Balloon	6,897,622.11	0.68
ARM - 3/27 - 40Yr Dual	34,625,852.97	3.39
ARM - 3/27 - 5Yr IO	28,776,458.52	2.82
ARM - 6 Month	656,430.11	0.06
Balloon - 40/30	22,908,602.73	2.24
Fixed - 10Yr	789,598.90	0.08
Fixed - 12Yr	58,573.72	0.01
Fixed - 15Yr	4,795,843.88	0.47
Fixed - 17Yr	62,899.43	0.01
Fixed - 20Yr	2,681,988.97	0.26
Fixed - 25Yr	513,420.01	0.05
Fixed - 28Yr	448,360.56	0.04
Fixed - 30Yr	164,828,196.45	16.15
Fixed - 30Yr - 40Yr Dual	19,410,087.85	1.9
Fixed - 30Yr - 5Yr IO	11,679,955.09	1.14
Total:	1,020,900,864.75	100

17. Property Type

Property Type	Balance	% Balance
Condominium	59,470,141.12	5.83
Manufactured Housing	879,148.16	0.09
PUD	169,285,928.58	16.58
Single Family	745,672,492.57	73.04
Townhome	9,646,763.91	0.94
Two to Four Family	35,946,390.41	3.52
Total:	1,020,900,864.75	100

18. Documentation

Documentation	Balance	% Balance
Full Documentation	650,763,274.79	63.74
Limited Documentation	70,943,551.40	6.95
Stated Income	299,194,038.56	29.31
Total:	1,020,900,864.75	100

19. Lien

Lien	Balance	% Balance
1	1,012,602,838.02	99.19
2	8,298,026.73	0.81
Total:	1,020,900,864.75	100
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20. State

State	Balance	% Balance
Alabama	1,763,381.34	0.17
Alaska	1,602,461.86	0.16
Arizona	67,435,976.27	6.61
Arkansas	1,033,730.34	0.1
California	261,105,445.59	25.58
Colorado	21,052,302.84	2.06
Connecticut	11,689,210.88	1.14
Delaware	3,483,198.56	0.34
Florida	125,666,207.35	12.31
Georgia	13,845,250.76	1.36
Hawaii	3,772,352.11	0.37
Idaho	2,122,761.99	0.21
Illinois	46,540,011.82	4.56
Indiana	9,216,469.31	0.9
Iowa	2,362,393.67	0.23
Kansas	3,008,058.22	0.29
Kentucky	3,788,276.13	0.37
Louisiana	5,678,107.15	0.56
Maine	1,813,607.64	0.18
Maryland	42,621,291.41	4.17
Massachusetts	18,212,297.75	1.78
Michigan	20,101,680.71	1.97
Minnesota	10,818,752.47	1.06
Mississippi	1,712,595.78	0.17
Missouri	10,842,504.72	1.06
Montana	464,238.50	0.05
Nebraska	1,050,344.34	0.1
Nevada	21,014,565.35	2.06
New Hampshire	6,078,533.61	0.6
New Jersey	47,465,654.81	4.65
New Mexico	5,520,660.97	0.54
New York	37,343,221.61	3.66
North Carolina	12,646,237.22	1.24
North Dakota	21,851.92	0
Ohio	13,353,697.28	1.31
Oklahoma	5,880,968.91	0.58
Oregon	9,064,688.81	0.89
Pennsylvania	19,759,096.57	1.94
Rhode Island	4,922,320.25	0.48
South Carolina	8,039,057.23	0.79
South Dakota	472,190.72	0.05
Tennessee	8,401,839.19	0.82
Texas	63,664,378.42	6.24
Utah	8,306,552.91	0.81
Vermont	2,910,903.88	0.29
Virginia	26,271,337.36	2.57
Washington	19,590,469.76	1.92
West Virginia	698,947.32	0.07
Wisconsin	5,500,374.38	0.54
Wyoming	1,170,406.76	0.11
Total:	1,020,900,864.75	100

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10/24/2006 0:00

11 Madison Avenue - Fifth floor

NY, NY 10010

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.